SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 6, 2009

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10346 (Commission File Number)	77-0226211 (IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ 07224

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (732) 389-0355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2009, EMRISE Corporation promoted Graham Jefferies and John Donovan to the positions of President and Chief Financial Officer, respectively.  Mr. Jefferies who has been employed at EMRISE since 1992 and served as our Executive Vice President and Chief Operating Officer prior to the promotion, now serves our President and Chief Operating Officer.  Mr. Donovan, who has been employed by EMRISE since 2007 and served as our Vice President Finance and Administration, Secretary and Treasurer prior to the promotion, now serves as our Chief Financial Officer, Senior Vice President and Secretary.  Mr. Carmine Oliva ceased serving as our President when Mr. Jefferies’ assumed that position.  Mr. Oliva will continue serving as our Chairman of the Board and Chief Executive Officer.  Mr. Oliva continues serving as our principal executive officer and Mr. Donovan continues serving as our principal financial officer and principal accounting officer.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K are incorporated by reference to Amendment No. 1 to EMRISE’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	EMRISE CORPORATION

	By:	/s/ D. JOHN DONOVAN
D. John Donovan,
Chief Financial Officer